Exhibit 99(b)

Certification Pursuant to 18 U.S. C. Section 1350, As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of AZZ incorporated (the “Company”) on Form 10-K for the period ending February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dana L. Perry, Chief Financial Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

AZZ incorporated
(Registrant)

Dated: May 23, 2003	/s/ Dana L. Perry
Dana L. Perry
Chief Financial Officer

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NONQUALIFIED STOCK OPTION AGREEMENT